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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2002
Date of Report Filing: December 2, 2002

TULARIK INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28347 (Commission File Number)	94-3148800 (IRS Employer Identification No.)
Two Corporate Drive South San Francisco, CA (Address of principal executive offices)	94080 (zip code)

Registrant's telephone number, including area code: (650) 825-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure

All the documents necessary to request initiation of a phase 1 clinical trial to evaluate the safety and tolerability of one of Tularik's advanced lead compounds in the metabolic disease area were submitted today to an ethics committee in the United Kingdom.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.
Dated: December 2, 2002
	By:	/s/ CORINNE H. LYLE Corinne H. Lyle Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

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  Item 5. Other Events and Required FD Disclosure
SIGNATURES